UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 14, 2016

Occidental Petroleum Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	1-9210	95-4035997
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Greenway Plaza, Suite 110 Houston, Texas	77046
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (713) 215-7000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

On July 14, 2016, the Board of Directors (the “Board”) of Occidental Petroleum Corporation (“Occidental”) increased the size of the Board from 11 to 12 directors in order to elect Jack B. Moore, former Chairman of the Board of Cameron International Corporation (“Cameron”), to the Board.

Mr. Moore, 62, served as Chairman of the Board of Cameron from 2011 until it was acquired by Schlumberger in April 2016. He joined Cameron in 1999 and served as Chief Executive Officer from 2008 to 2015 and as President from 2008 to 2014. Prior to joining Cameron, he held various management positions at Baker Hughes Incorporated, where he was employed for 23 years.

There are no arrangements or understandings between Mr. Moore and any other persons pursuant to which he was selected as a director. Pursuant to the Company’s compensation program for non-executive directors, Mr. Moore received the following: (i) a pro rata portion of the 2016 equity award granted to non-employee directors, consisting of 1,940 shares of common stock, and (ii) a pro rata portion of the 2016 retainer paid to non-employee directors. At this time, Mr. Moore has not been appointed to any committee of the Board.

In 2015 and 2016, subsidiaries of Occidental engaged in transactions with subsidiaries of Cameron in the ordinary course of business for a range of oilfield services in support of Occidental’s oil and gas segment. As a result, the following information with respect to such transactions is required to be disclosed pursuant to Item 404(a) of Regulation S-K: gross payments to subsidiaries of Cameron, which include amounts for which Occidental is reimbursed by certain joint venture or working interest owners, were approximately $71.9 million in 2015 and $32.5 million in 2016 to date.

Item 7.01 Regulation FD.

On July 14, 2016, Occidental issued a press release with respect to Mr. Moore’s election to the Board. The press release, furnished as Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated July 14, 2016.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
DATED: July 19, 2016
OCCIDENTAL PETROLEUM CORPORATION

/s/ Jennifer M. Kirk
Name: Jennifer M. Kirk
Title: Vice President and Principal Accounting Officer

EXHIBITS

Exhibit No.	Description

99.1	Press Release dated July 14, 2016.

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